UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EQ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities sold and issued under the Securities Purchase Agreement by and among Equillium, Inc., a Delaware corporation (the “Company”) and certain institutional and accredited investors (the “Investors”), dated August 10, 2025 (the “Purchase Agreement”) set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference under this Item 3.02. The Company expects to use the net proceeds from the Milestone Closing (as defined below) of the Private Placement (as defined below), together with the Company’s existing cash and cash equivalents, to fund the development of EQ504, as well as for working capital and other general corporate purposes.

The securities described below under Item 8.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Investors provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the securities issued in the Private Placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On October 26, 2026, the Company issued a press release announcing the dosing of its first patient in its single ascending dose trial of EQ504 in Australia and the achievement of the Milestone Event (as defined below). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As previously disclosed by the Company in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2025 (the “Private Placement 8-K”), on August 10, 2025, the Company entered into the Purchase Agreement with the Investors, pursuant to which the Company agreed to sell and issue shares (“Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), and pre-funded warrants to purchase shares of Common Stock (“Warrant Shares”), in up to two closings in a private placement transaction (the “Private Placement”).

Pursuant to the Purchase Agreement and subject to the occurrence of (i) the Milestone Event (as defined below) and (ii) either (x) the price of a share of the Company’s Common Stock maintaining a $2.50 weighted average price for 10 consecutive days during a 30 day measurement period (the “Price Threshold Requirement”) or (y) the Company’s receipt of a waiver of the Price Threshold Requirement from the Investors who held a majority of the securities sold at the initial closing in the Private Placement, the Investors agreed to purchase at a closing (the “Milestone Closing”) up to 35,087,717 Shares or pre-funded warrants in lieu thereof at a purchase price per Share of $0.57 (the “Share Price”) or per pre-funded warrant of $0.5669 (the “Warrant Price”), for gross proceeds to the Company of up to approximately $20.0 million. The Company announced that it had dosed the first patient in a single ascending dose trial of EQ504 in Australia (the “Milestone Event”) on October 26, 2026 (the “Milestone Event Date”). Also on October 26, 2026, the requisite Investors waived the Price Threshold Requirement and consented to causing the Milestone Closing to occur on the Milestone Event Date.

At the Milestone Closing, the Company issued and sold 14,957,260 Shares at the Share Price and 20,130,457 pre-funded warrants at the Warrant Price. The Milestone Closing resulted in aggregate gross proceeds to the Company of $20.0 million, before deducting fees and other expenses.

The pre-funded warrants have an exercise price of $0.0001 per Warrant Share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants will also be exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

The securities issued in the Milestone Closing are subject to the Registration Rights Agreement, dated August 12, 2025, previously entered into in connection with the Purchase Agreement and disclosed by the Company in the Private Placement 8-K. The Company has agreed to prepare and file, within 30 days of the Milestone Closing, subject to certain allowable delays, one or more registration statements with the SEC to register for resale the Common Stock and, as applicable, the Warrant Shares, in each case that were issued under the Purchase Agreement, and generally to cause the applicable registration statements to promptly become effective. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The foregoing summary of the pre-funded warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of pre-funded warrant, which was previously filed as Exhibit 4.2 to the Private Placement 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s expected use of the net proceeds from the Private Placement and other statements that are not historical facts. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: market conditions; volatility in the trading price of the Common Stock; risks inherent in achieving clinical milestones and stock price thresholds; the Company’s ability to initiate or progress clinical trials on the anticipated timelines, if at all; implementation of the Company’s strategic plans for its business and product candidates; the sufficiency of the Company’s capital resources and need for additional capital to achieve its goals; and other risks described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: October 26, 2026	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer